Exhibit 4.5

                                  DYNACARE INC.

                              AMENDED AND RESTATED
                           EMPLOYEE STOCK OPTION PLAN


1          Purpose of the Plan
           -------------------

1.1 The purpose of the Plan is to attract, retain and motivate persons as key service providers to the Corporation and its Affiliates and to advance the interests of the Corporation by providing such persons with the opportunity, through share options, to acquire a proprietary interest in the Corporation.

2          Defined Terms
           -------------

Where used herein, the following terms shall have the following meanings, respectively:

2.1        "AFFILIATE" means:

           (1) any corporation which is an affiliate, as such term is used in Subsection 1(2) of the Business Corporations Act (Ontario), of the Corporation; and

           (2) subject to compliance with any applicable regulatory requirements, any other person, firm or company including a partnership in which the Corporation, either directly or indirectly through a Subsidiary, has, directly or indirectly, at least a 25% ownership interest;

2.2 "BOARD" means the board of directors of the Corporation or, if established and duly authorized to act, any Committee;

2.3 "COMMITTEE" shall have the meaning attributed thereto in Section 3.1 hereof;

2.4 "CORPORATION" means Dynacare Inc. and includes any successor corporation thereof;

2.5 "ELIGIBLE PERSON" means any director, officer or employee of the Corporation or any Affiliate, or any other Service Provider (an "ELIGIBLE INDIVIDUAL");

2.6 "INITIAL PUBLIC OFFERING" means an initial public offering of any equity securities of the Corporation by way of a prospectus, registration statement or similar document where, or in connection with which, such equity securities have become listed and posted for trading on a stock exchange (including the National Association of Security Dealers Automated Quotation) in the United States;

2.7 "LIMITED PURPOSE PLAN" means the Dynacare Inc. Stock Option Incentive Plan created on June 12, 1997, as amended and restated on November 17, 2000, as the same may be amended or varied from time to time;


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2.8        "MARKET PRICE" at any date in respect of the Shares means the closing price as reported by The Toronto Stock Exchange or The Nasdaq Stock Market (or such other stock exchange or over-the-counter market on which the Shares may be listed or admitted for trading) as may be selected for such purpose by the Board, on the day immediately preceding the day upon which the Option is granted, or if not so traded, the average between the closing bid and asked prices thereof as reported for the day immediately preceding the day upon which the Option is granted.

2.9 "OPTION" means an option to purchase Shares granted to an Eligible Person under the Plan;

2.10 "OPTION PRICE" means the price per Share at which Shares may be purchased under an Option, as the same may be adjusted from time to time in accordance with Article 8 hereof;

2.11 "OPTIONED SHARES" means the Shares issuable pursuant to an exercise of Options;

2.12 "OPTIONEE" means an Eligible Person to whom an Option has been granted and who continues to hold such Option;

2.13 "PLAN" means this Amended and Restated Dynacare Employee Stock Option Plan, as the same may be amended or varied from time to time;

2.14 "SALE" means the sale of a majority voting interest in the Shares or the sale of all or substantially all of the assets of the Corporation on a consolidated basis as an entirety or substantially as an entirety on an arm's length basis, but for certainty does not include an Initial Public Offering;

2.15       "SERVICE PROVIDER" means:

           (1)        an employee of the Corporation or any Affiliate; or

           (2) any other person or company engaged to provide ongoing management or consulting services for the Corporation or for any entity controlled by the Corporation;

2.16 "SHARES" means the common shares of the Corporation or any shares of the Corporation into which the Shares are convertible, as the context may require, and in the event of an adjustment contemplated by
           Article 8 hereof, such other shares or securities to which an Optionee may be entitled upon the exercise of an Option as a result of such adjustment;

2.17 "SUBSIDIARY" has the meaning given thereto in the Business Corporations Act (Ontario); and

2.18       "TERMINATION" has the meaning ascribed thereto in Section 6.2.


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3          Administration of the Plan
           --------------------------

3.1 The Plan shall be administered by the Board or by any committee (the "Committee") of the Board established by the Board for that purpose.

3.2 The Board or Committee shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan:

           (1) to establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan;

           (2) to interpret and construe the Plan and to determine all questions arising out of the Plan or any Option, and any such interpretation, construction or determination made by the Committee shall be final, binding and conclusive for all purposes;

           (3)        to determine the number of Shares covered by each Option;

           (4)        to determine the Option Price of each Option;

           (5) to determine the time or times where Options will be granted and exercisable;

           (6) to determine if the Shares which are issuable on the exercise of an Option will be subject to any restrictions upon the exercise of such Option; and

           (7) to prescribe the form of the instruments relating to the grant, exercise and other terms of Options.

3.3 The Board or the Committee may, in its discretion, require as conditions to the grant or exercise of any Option that the Optionee shall have:

           (1) represented, warranted and agreed in form and substance satisfactory to the Corporation that he or she is acquiring and will acquire such Option and the Shares to be issued upon the exercise thereof or, as the case may be, is acquiring such Shares, for his or her own account, for investment and not with a view to or in connection with any distribution, that he or she has had access to such information as is necessary to enable him or her to evaluate the merits and risks of such investment and that he or she is able to bear the economic risk of holding such Shares for an indefinite period;

           (2) agreed to restrictions on transfer in form and substance satisfactory to the Corporation and to an endorsement on any option agreement or certificate representing the Shares making appropriate reference to such restrictions; and

           (3) agreed to indemnify the Corporation in connection with the foregoing.

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3.4        Any Option granted under the Plan shall be subject to the requirement that, if at any time counsel to the Corporation shall determine that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any law or regulation of any jurisdiction, or the consent or approval of any securities exchange or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant or exercise such Option or the issuance or purchase of Shares thereunder, such Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board or the Committee. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration, qualification, consent or approval.

3.5 Without limiting the generality of Sections 3.3, 3.4 and 7.2 hereof, unless a registration statement relating to the Shares covered by any Option issued in favour of an Optionee resident in the United States of America has been filed with the United States Securities and Exchange Commission and is effective on the date of exercise, the exercise of the Option by such Optionee will be contingent upon (i) the receipt from the Optionee of a representation in writing satisfactory to the Board or the Committee that at the time of such exercise it is the Optionee's then intention to acquire the Shares being purchased for investment and not for resale or other distribution thereof to the public in the United States of America and covering such other matters as the Board or the Committee may, in its discretion, require, and (ii) the satisfaction of such other conditions as applicable law or regulation may require or as the Board or the Committee may, in its discretion, require. If such representation in writing is required, the Board or the Committee may in its discretion inscribe an investment legend on the share certificates issued pursuant to the exercise of the Option. The issuance of Shares upon the exercise of the Option shall be subject to all applicable laws, rules and regulations and Shares shall not be issued except upon the approval of proper government agencies or stock exchanges as may be required. Provided, however, the Option shall not be exercisable if at any date of exercise, it is the opinion of counsel for the Corporation that registration of the said Shares under the Securities Act of 1933 or other applicable statute or regulation is required unless the Corporation elects to and thereafter effects a registration of the Shares subject to the Option under the Securities Act of 1933 or other applicable statute or regulation within the period of the Option. If the Option may not be exercised, the Corporation shall return to the Optionee, without interest or deduction, any funds received by it in connection with the proposed exercise of the Option.

3.6 Any Option granted under the Plan shall be subject to the provision that, if at any time the Corporation shall determine, in its sole discretion, that it is riot reasonably feasible for the Corporation to comply with any condition of any law or regulation of any jurisdiction in which any Optionee or proposed Optionee is resident, which the Corporation has determined is necessary as a condition of, or in connection with, the grant or exercise of any Option or the issuance or purchase of Shares thereunder, such Option may not be accepted or exercised in whole or in part unless such condition is


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           complied with by the Corporation on terms acceptable to the Board or the Committee. Nothing herein shall be deemed to require the Corporation to take any action or refrain from taking any action in order to comply with any condition of any law or regulation applicable to the grant or exercise of any Option or the issuance or purchase of any Shares thereunder.

3.7 Any Option granted under the Plan shall be subject to the provision that the Corporation shall require the Optionee to reimburse the Corporation for any amounts required to be paid by the Corporation to any taxing or other governmental authority on behalf of the Optionee or on its own behalf in respect of the grant of the Options hereunder or the issuance or disposition of the Shares including, without limitation, excise, employment or income withholding taxes. In lieu thereof, the grant of the Options and the issuance of the Shares upon the exercise thereof by the Optionee is conditional upon the Corporation's reservation, in its discretion, of the right to withhold, consistent with any applicable law, from any compensation or other amounts payable to the Optionee, any amounts required to be paid by the Corporation to any taxing or other governmental authority on behalf of the Optionee or its own behalf under any federal, state, provincial or local law as a result of the grant or exercise of the Option or the issuance or disposition of the Shares. To the extent that compensation or other amounts, if any, payable to the Optionee are insufficient to pay any amounts required to be so paid by the Corporation, the Corporation may, in its sole discretion, require the Optionee, as a condition to the exercise of the Option, to pay in cash or by certified cheque to the Corporation an amount sufficient to cover such liability or otherwise make adequate provision for the Corporation's satisfaction of its obligations under federal, state, provincial and/or local law, including, without limitation, (i) the holding by the Corporation of the share certificate to which the Optionee is entitled upon the exercise of the Option as security for the payment of such obligation, until cash sufficient to pay that liability has accumulated; (ii) to retain some or all of the Shares, having a fair market value at the date of the exercise of the Option which is equal to the amount of the Corporation's obligations set forth above; or (iii) to direct the Optionee's selling broker to withhold from the proceeds realized from the sale of the Shares an amount which is equal to the Corporation's obligations set forth above and to pay such amount directly to the Corporation.

4          Shares Subject to the Plan
           --------------------------

4.1 Options may be granted in respect of authorized and unissued Shares, provided that the aggregate number of Shares reserved for issuance upon the exercise of all Options issuable under the Plan, subject to any adjustment pursuant to the provisions of Article 8 hereof, shall not exceed 909,340 Shares, all as may be determined by the Board and approved by any relevant stock exchange or other regulatory authority and, if required, by the shareholders of the Corporation. Optioned Shares in respect of which Options are not exercised shall be


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           available for subsequent Options. No fractional Shares may be purchased or issued under the Plan.

4.2 If Options granted hereunder are cancelled or surrendered, terminate or expire without being exercised in whole or in part in accordance with the terms of the Plan, new Options may be granted in respect of the number of Shares not purchased under such lapsed Options.

4.3 Subject only to the approval of any stock exchange or over-the-counter market on which the Shares may be listed or admitted for trading the Board, on the recommendation of the Committee, may amend the Plan to increase or decrease, as the case may be, the number of Shares reserved for issuance under the Plan provided that the number of Shares reserved for issuance under the Limited Purpose Plan is correspondingly decreased or increased, respectively, and provided further that in the event of a decrease in the number of Shares reserved for issuance under the Plan pursuant to this Section 4.3, the number of Shares reserved for issuance under the Plan thereafter shall not be less then the number of Options issued and outstanding at the time of such decrease is effective.

5          Eligibility; Grant; Terms of Options
           ------------------------------------

5.1 Options may be granted by the Board or the Committee, if authorized to do so by the Board, to any Eligible Person.

5.2 Subject as herein and otherwise specifically provided in this Article 5, the number of Shares subject to each Option, the Option Price of each Option, the expiration date of each Option, the extent to which each Option is exercisable from time to time during the term of the Option and other terms and conditions relating to each such Option shall be determined by the Board or the Committee, if authorized to do so by the Committee. The Board or the Committee may, in their entire discretion, subsequent to the time of granting Options hereunder, permit an Optionee to exercise any or all of the unvested options then outstanding and granted to the Optionee under this Plan, in which event all such unvested Options then outstanding and granted to the Optionee shall be deemed to be immediately exercisable during such period of time as may be specified by the Board or the Committee.

5.3 Subject to any adjustments pursuant to the provisions of Article 8 hereof, the Option Price of any Option granted in 1998 shall be $6.45 (Canadian) per Share and the Option Price of any Option granted thereafter shall be such price as approved by the Board or the Committee, as the case may be, and shall in no circumstances be lower than the Market Price on the date on which the grant of the Option is approved by the Board or the Committee. If, as and when any Shares have been duly purchased and paid for under the terms of an Option, such Shares shall be conclusively deemed allotted and issued as fully paid non-assessable Shares at the price paid therefor.


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5.4        (a) The term of an Option shall not exceed seven years from the date of the grant of the Option; and

           (b) Unless otherwise determined by the Board or the Committee and specifically set out in the Option notification referred to in
           Section 5.7 hereof, Options shall vest as to 20% on each of the first, second, third, fourth and fifth anniversary of the date of the grant (the "Option Period");

provided that if the Optionee shall, during any Option Period, not exercise his or her right to purchase all of the Shares purchasable by him or her during such Option Period (including any Optioned Shares purchasable by him or her as a result of the operation of this proviso), then, subject to the provisions to the contrary contained in the Plan, the Optionee shall have the right, at any time or from time to time thereafter but prior to the Expiry Date, to purchase such number of Shares which were purchasable but not purchased by him or her. Except as otherwise expressly provided herein, no Option may be exercised prior to the date of vesting thereof.

5.5 The maximum number of Shares which may be reserved for issuance to any one person pursuant to Options granted under the Plan or under the Limited Purpose Plan shall not exceed, in the aggregate, 5% of the issued and outstanding Shares (for purposes hereof, the phrase "issued and outstanding Shares" excludes any Shares issued pursuant to the Plan or pursuant to the Limited Purpose Plan over the preceding one year period).

5.6 An Option is personal to the Optionee and non-assignable (whether by operation of law or otherwise), except as provided for herein. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Option contrary to the provisions of the Plan, or upon the levy of any attachment or similar process upon an Option, the Option shall, at the election of the Corporation, cease and terminate and be of no further force or effect whatsoever.

5.7 All Options granted hereunder shall be evidenced by a notification from the Corporation to the Optionee substantially in the form of Schedule "1" attached hereto or such other form of agreement as the Board or the Committee may from time to time approve, which notification shall be delivered by the Board or the Committee to the Optionee.

5.8 Notwithstanding anything to the contrary contained in this Plan, including without limitation the vesting of any Options granted hereunder, the Optionee shall have no right to exercise such Options until the first to occur of the following:

           (a)        an Initial Public Offering; or

           (b)        the Optionee ceasing to be an Eligible Person pursuant to
                      Article 6.

5.9 If the Corporation or its shareholders shall enter into an agreement providing for a Sale and if within six months of such Sale the employment of the Optionee is terminated by the Corporation or any Affiliate (or the Optionee does not continue to be a Service Provider


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           thereto or director or officer thereof), the Option may be exercised as to any or all of the Shares forming the subject matter of the Option in respect of which the Optionee would have been entitled as if all vesting periods provided for in the grant of such Options occurring during the two year period following the date of the Sale had expired at the time of such termination. Such Option may be exercised either immediately upon the Optionee having received notice of such termination or at any time up to and including, but not after 5:00 p.m. (Toronto time) on the date which is the earlier of (i) the date which is 90 days following the date of such termination and (ii) the Expiry Date.

5.10 Upon the occurrence of (i) an Initial Public Offering; or (ii) a Sale following which the employment of the Optionee is not terminated by the Corporation or any Affiliate (or the Optionee does continue to be a Service Provider thereto or a director or officer thereof), the Options granted hereunder shall be deemed to continue in full force and effect upon substantially the same terms and conditions contained in the Plan save only that the Plan may be amended to reflect an adjustment in the Optioned Shares so as to apply to the securities which holders of Shares become entitled to upon the occurrence of such Initial Public Offering or Sale, or in the event that holders of Shares do not become entitled to any securities resulting therefrom, then to make such payments or to pay such other consideration as may be appropriate in the circumstances in accordance with a good faith determination by the Board or Committee or by the board of directors or a committee of the successor entity of the Corporation, as the case may be.

6          Termination of Employment
           -------------------------

6.1 Subject to Sections 6.2 and 6.3 hereof and to any express resolution passed by the Committee or the Board with respect to an Option, an Option and all rights to purchase Shares pursuant thereto shall expire and terminate immediately upon the Optionee who holds such Option ceasing to be an Eligible Person.

6.2 Notwithstanding Sections 5.4 and 6.1 hereof and subject to any express resolution passed by the Committee or the Board or any specific rights granted to an Eligible Person as set out in the written option notification delivered by the Corporation to the Optionee as referred to in Section 5.8 hereof, if an Eligible Person:

           (a) ceases to be a director of the Corporation or any Affiliate (and is not or does not continue to be a Service Provider thereto or an employee or officer thereof);

           (b) ceases to be an officer of the Corporation or any Affiliate (and is not or does not continue to be a Service Provider thereto or a director or employee thereof);

           (c) ceases to be employed by the Corporation or any Affiliate (and is not or does not continue to be a Service Provider thereto or a director or officer thereof); or


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           (d)        ceases to be a Service Provider to the Corporation or any
                      Affiliate (and is not or does not continue to be an employee, director or officer thereof);

(a "Termination") because of the death, permanent disability or retirement (with the Corporation's consent) of the Eligible Person (collectively the "Events" and individually, an "Event"), then each Option theretofore granted to such Optionee which has vested shall be exercisable until the earlier of: (A) the date which is six months following the date of the Event; and (B) the expiry date of such Option. Any Option theretofore granted to such Eligible Person which has not vested at the date of such Event shall immediately terminate and shall not be exercisable by such Eligible Person.

6.3 Subject to any express resolution posed by the Committee or the Board or any specific rights granted to an Eligible Person as set out in the written option notification provided by the Corporation to the Optionee, in the event of an Eligible Person's Termination for any reason other than as provided for in Section 6.2, each Option theretofore granted to such Eligible Person which has vested shall be exercisable until the earlier of: (A) the date which is 30 days following the date of such Eligible Person's Termination; and (B) the expiry date of such Option. Any Option theretofore granted to such Eligible Person which has not vested at the date of such Eligible Person's Termination shall immediately terminate and shall not be exercisable by such Eligible Person.

6.4 For greater certainty, Options shall not be affected by any change of employment of the Optionee or by the Optionee ceasing to be a director or officer of the Corporation or any Affiliate provided that the Optionee continues to be an Eligible Person.

7          Exercise of Options
           -------------------

7.1 Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Corporation at its registered office of a written notice of election to exercise substantially in the form attached hereto as Schedule 2 addressed to the Secretary of the Corporation specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full, by cash or cheque, of the Option Price of the Shares then being purchased. Subject to any provisions of the Plan to the contrary, certificates for such Shares shall be issued and delivered to the Optionee within a reasonable time following the receipt of such notice and payment.

7.2 Notwithstanding any of the provisions contained in the Plan or in any Option, the Corporation's obligation to issue Shares to an Optionee pursuant to the exercise of any Option shall be subject to:

           (a) completion of such registration or other qualification of such Shares or obtaining approval of such governmental or regulatory authority as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;


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           (b)        the receipt from the Optionee of such representations,
                      warranties, agreements and undertakings as the Corporation determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction; and

           (c) the satisfaction of any conditions on exercise prescribed pursuit to Article 3 hereof.

8          Certain Adjustments
           -------------------

8.1 In the event that the Shares are at any time changed or affected as a result of the declaration of a stock dividend thereon or their sub-division or consolidation, the number of Shares reserved for Option shall be adjusted accordingly by the Board or the Committee to such extent as they deem proper in their discretion. In such event, the number of, and the price payable for, any Shares that are then subject to Option may also be adjusted by the Board or the Committee to such extent, if any, as they deem proper in their discretion.

8.2 If at any time after the grant of an Option to any Optionee and prior to the expiration of the term of such Option, the Shares shall be reclassified, reorganized or otherwise changed, otherwise than as specified in Section 8.1 or the Corporation shall consolidate, merge or amalgamate with or into another corporation (the corporation resulting or continuing from such consolidation, merger or amalgamation being herein called the "Successor Corporation") or shall reorganize in any other manner having the effect of distributing the assets of the Corporation among its shareholders, the Optionee shall be entitled to receive upon the subsequent exercise of his or her Option in accordance with the terms hereof and shall accept in lieu of the number of Shares to which he or she was theretofore entitled upon such exercise but for the same aggregate consideration payable therefor, the aggregate number of shares of the appropriate class and/or other securities of the Corporation or the Successor Corporation (as the case may be) and/or other consideration from the Corporation or the Successor Corporation (as the case may be) that the Optionee would have been entitled to receive as a result of such reclassification, reorganization or other change or as a result of such consolidation, merger, amalgamation or reorganization if on the record date of such reclassification, reorganization or other change or the effective date of such consolidation, merger, amalgamation or reorganization, as the case may be, he or she had been the registered holder of the number of Shares to which he or she was theretofore entitled upon such exercise, or in the event that holders of Shares do not become entitled to any securities resulting therefrom, then to make such payments or to pay such other consideration as may be appropriate in the circumstances in accordance with a good faith determination by the Board or Committee or by a board of directors or a committee of the successor entity of the Corporation, as the case may be.


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9          Amendment or Discontinuance of the Plan and Options
           ---------------------------------------------------

9.1 Subject in all cases to the approval of any stock exchange and/or over-the-counter market on which the Shares may be listed or admitted for trading, if required, the Board may amend the Plan (or any Option granted hereunder) at any time, provided, however, that no such amendment may materially and adversely affect any Option previously granted to an Optionee without the consent of the Optionee, except to the extent required by law.

9.2 Notwithstanding anything contained to the contrary in this Plan or in any resolution of the Board or the Committee in implementation thereof, but subject in all cases to the approval of any stock exchange and/or over-the-counter market on which the Shares may be listed or admitted for trading, if required:

           (a) the Board or the Committee may, by resolution, advance the date on which any Option may be exercised or extend the expiration date of any Option. The Board or the Committee shall not, in the event of any such advancement or extension, be under any obligation to advance or extend the date on or by which Options may be exercised by any other Optionee; and

           (b) the Board or the Committee may, by resolution, decide that any of the provisions set out in Article 6 hereof concerning the effect of termination of the Optionee's employment shall not apply to any Optionee for any reason acceptable to the Board or the Committee, as the case may be.

9.3 Notwithstanding any other provision of this Plan, but subject in all cases to the approval of any stock exchange and/or over-the-counter market on which the Shares may be listed or admitted for trading, if required, the Board may at any time by resolution terminate this Plan. In such event, all Options then outstanding and granted to an Optionee may be exercised by the Optionee for a period of thirty (30) days after the date on which the Corporation shall have notified all Optionees of the termination of this Plan, but only to the same extent as the Optionee could have exercised such Options immediately prior to the date of such notification.

10         Purchase for Cancellation
           -------------------------

10.1 Subject to applicable law and the rules of any stock exchange and/or over-the-counter market on which the Shares may be listed or admitted for trading, the Corporation may, at any time and from time to time, purchase for cancellation the whole or any part of the Shares at the lowest price at which, in the opinion of the directors of the Corporation, such Shares are obtainable. Except where the Corporation is purchasing or otherwise acquiring Shares issued by it to settle or compromise a debt or claim asserted by or against the Corporation, to eliminate fractional Shares, to fulfil the terms of an agreement under which the Corporation has an option or is obliged to purchase Shares owned by a current or former director, officer or employee of


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           the Corporation, to satisfy the claim of a shareholder who dissents under Section 185 of the Business Corporations Act (Ontario) or to comply with an order under Section 248 of the Business Corporations Act (Ontario), the Shares shall be purchased either:

           (a)        with the consent of all the outstanding holders of Shares;
                      or

           (b) pursuant to tenders received by the Corporation upon request for tenders addressed to all the holders of the Shares at the time outstanding and the Corporation shall accept only the lowest tenders.

Where, in response to the invitation for tenders, two or more shareholders submit tenders at the same price and the tenders are accepted by the Corporation as to part only of the Shares offered, the Corporation shall accept part of the Shares offered in each tender in proportion as nearly as may be to the total number of Shares offered in each tender.

10.2 The Corporation has the right, prior to an Initial Public Offering, without having to obtain the consent of any Optionee or any holder of Shares, to purchase at any time and from time to time from any or all Optionees as determined by the Corporation, in its sole discretion, any or all of the Optioned Shares issued pursuant to the Option at a price equal to the aggregate of:

           (a)        the exercise price per Optioned Share as provided for in
                      Section 5.3; and

           (b) the Book Value Per Equity Share (as herein defined) as at the date of the most recently completed fiscal year of the Corporation immediately preceding the date of such purchase, minus the Book Value Per Equity Share as at the date of the most recently completed fiscal year of the Corporation immediately preceding the date of the grant of the option to purchase such Share. The "Book Value Per Equity Share" at any time shall mean the amount (expressed in Canadian funds and to be not less than zero) determined by dividing the book value of the Corporation on a consolidated basis as set out in its audited financial statements as at such time by the aggregate of (i) the aggregate number of issued and outstanding Class B common shares Class C common shares, Class D common shares and all other fully participating equity shares of the Corporation as at such time and (ii) the aggregate number of Class C common shares, Class D common shares and all other fully participating equity shares of the Corporation that would be issuable by the Corporation on the exercise of all fully vested and unexercised options that are outstanding at such time, and shall, for greater certainty, deduct the redemption amount of any special shares (including, for greater certainty, all redeemable shares which are not fully participating equity shares) of the Corporation as at any such time. The determination of such amount by the board of directors shall be final and binding.

11         Miscellaneous Provisions
           ------------------------

11.1 An Optionee shall not have any rights as a shareholder of the Corporation with respect to any of the Shares covered by such Option until the date of issuance of a certificate for Shares upon the exercise of such Option, in full or in part, and then only with respect to the Shares represented by such certificate or certificates. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued.

11.2 Nothing in the Plans or any Option shall confer upon an Optionee any right to continue in the employ of the Corporation or any Affiliate, or affect in any way the right of the Corporation or any Affiliate to terminate his or her employment at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any Affiliate, to extend the employment of any Optionee beyond the time which he or she would normally be retired pursuant to the provisions of any present or future retirement plan of the Corporation or any Affiliate or any present or future retirement policy of the Corporation or any Affiliate, or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or any Affiliate.

11.3 The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

11.4 The establishment of the Plan shall be subject to: (i) ratification by the board of directors of the Corporation to be effected by a resolution passed by the directors of the Corporation; (ii) acceptance by any relevant regulatory authority, including any stock exchange and/or over-the-counter market on which the Common Shares may be listed or admitted for trading; and (iii) completion of the Corporation's initial public offering of Shares pursuant to an amended preliminary prospectus of the Corporation dated October 11, 2000. Any Options granted prior to such ratification and acceptance shall be conditional upon such ratification and acceptance being given and no such Options may be exercised unless and until such ratification and acceptance are given.

                                   SCHEDULE 1

                         NOTIFICATION OF GRANT OF OPTION
                         -------------------------------

           Dynacare Inc. (the "Corporation") hereby provides this notice to ________________________ (the "Optionee") pursuant to the terms of the stock option plan (the "Plan") adopted by the Corporation on August 14, 1998, and amended and restated on November 17, 2000.

           Pursuant to the Plan and in consideration of $1.00 paid and services provided to the Corporation or any Affiliate by the Optionee the Corporation hereby grants an option (the "Option") to acquire up to __________________ common shares (the "Shares") of the Corporation at an exercise price of $___________ per Share to the Optionee and as may be described below in accordance with the terms of the Plan

           PURSUANT TO THE TERMS OF THE PLAN, THE OPTIONS GRANTED HEREUNDER SHALL TERMINATE IMMEDIATELY UPON THE OPTIONEE CEASING TO BE AN ELIGIBLE PERSON.

           The granting and exercise of the Option and the issue of Shares are subject to the terms and conditions of the Plan, all of which are incorporated into and form an integral part of this agreement.

           Subject to the terms of the Plan, the Option shall be exercisable for seven years from the date of the grant, being ________________ (the "Expiry Date"), subject to the terms of the Plan, unless otherwise determined by the Board or the Committee and specifically set out in the Option notification referred to in Section 5.7 hereof, and the Option shall vest as to 20% on each of the first, second, third, fourth and fifth anniversary of the date of the grant; provided that if the Optionee shall, during any Option Period, not exercise his or her right to purchase all of the Shares purchasable by him or her during such Option Period (including any Optioned Shares purchasable by him or her as a result of the operation of this proviso), then, subject to the terms of the Plan, the Optionee shall have the right, at any time or from time to time thereafter but prior to the Expiry Date, to purchase such number of Shares which were purchasable but not purchased by him or her.

           Pursuant to the terms of the Plan, the Corporation may, in its sole discretion, require the Optionee to reimburse the Corporation for any amounts required to be paid by the Corporation to any taxing or other governmental authority on behalf of the Optionee or on its own behalf in respect of the grant of the Options hereunder or the issuance or disposition of the Shares including, without limitation, excise, employment or income withholding taxes. In lieu thereof, the grant of the Options and the issuance of the Shares upon the exercise thereof by the Optionee is conditional upon the Corporation's reservation, in its discretion, of the right to withhold, consistent with any applicable law, from any compensation or other amounts payable to the Optionee, any amounts required to be paid by the Corporation to any taxing or other governmental authority on behalf of the Optionee or its own behalf under any federal, state, provincial or local law as a result of the grant or exercise of the Option or the issuance or disposition of the Shares. To the extent that compensation or other amounts, if any, payable to the Optionee are insufficient to pay any amounts required to be so paid by the Corporation, the Corporation may, in its sole discretion, require the Optionee, as a condition to the exercise of the Option to pay in cash or by certified cheque to the Corporation an amount sufficient to cover such liability or otherwise make adequate provision for the Corporation's satisfaction of its obligations under federal, state, provincial and/or local law, including, without limitation, (i) the holding by the Corporation of the share certificate to which the Optionee is entitled upon the exercise of the Option as security for the payment of such obligation, until cash sufficient to pay that liability has accumulated; (ii) to retain some or all of the Shares, having a fair market value at the date of the exercise of the Option which is equal to the amount of the Corporation's obligations set forth above; or (iii) to direct the Optionee's selling broker to withhold from the proceeds realized from the sale of the Shares an amount which is equal to the Corporation's obligations set forth above and to pay such amount directly to the Corporation.

           This agreement shall be binding upon and enure to the benefit of the Corporation, its successors and assigns and the Optionee and the legal representatives of his or her estate and any other person who acquires the Optionee's rights in respect of the Options by bequest or inheritance.

           Capitalized terms not defined herein shall have the meanings ascribed thereto in the Plan.

DATED the _____day of _____

                                            DYNACARE INC.

                                            Per: ___________________________

                                            Per: ___________________________

           The Optionee hereby confirms and acknowledges that he or she has not been induced to enter into this agreement or acquire any Option by expectation of employment or continued employment with the Corporation or any Affiliate. The Optionee hereby further confirms and acknowledges receipt of a copy of the Plan.


DATED the _______ day of ____
-----------------------------                --------------------------
Witness                                      Optionee
                                             --------------------------
                                             PRINT NAME OF OPTIONEE

                                   SCHEDULE 2

                                    ELECTION
                                    --------

TO:        DYNACARE INC.

           Pursuant to the employee stock option plan (the "Plan") of Dynacare Inc. (the "Corporation") adopted on August 14, 1998, and amended and restated on November 17, 2000, the undersigned elects to purchase ___________ common shares (the "Shares") of the Corporation which are subject to an option granted on ______________, ____, and encloses a cheque payable to the Corporation in the aggregate amount of $_______________ , being $__________ per Share.

           The undersigned requests that the Shares be issued in his, her or its name as follows in accordance with the terms of the Plan:


                 -----------------------------------------------
             (Print Name as Name is to Appear on Share Certificate)




           All capitalized terms not defined herein shall have the meanings ascribed to them in the Plan.

           The undersigned acknowledges that he or she has not been induced to purchase the Shares by expectation of employment or continued employment with the Corporation or any Affiliate (as defined in the Plan). The undersigned hereby further confirms and acknowledges receipt of a copy of the Plan.

DATED this ________ day of ______,


--------------------------------          -------------------------------
Witness                                   Participant



                                          -------------------------------
                                          PRINT NAME OF PARTICIPANT






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